Exhibit 10.3
DIRECTOR STOCK OPTION AGREEMENT
     This Director Stock Option Agreement (“Agreement”) by and between REPUBLIC SERVICES, INC., a Delaware corporation (the “Company”) and                      (“Optionee”), is entered into as of                     .
     WHEREAS, the Company may have previously awarded to Optionee and is, on the terms and conditions set forth in this Agreement, awarding to Optionee non-qualified options to purchase shares of the Company’s common stock par value $.01 per share (the “Stock”).
     NOW, THEREFORE, in consideration of the promises and of the covenants and agreements set forth herein, the parties hereby agree as follows:
     1. Definitions. All capitalized terms used herein but not expressly defined shall have the meaning ascribed to them in the Company’s 1998 Stock Incentive Plan, as amended and restated on March 6, 2002, and incorporated herein by reference (the “Plan”). All references to the Company herein shall also be deemed to include references to any and all entities directly or indirectly controlled by the Company and which are consolidated with the Company for financial accounting purposes.
     2. Grant of Option. Subject, always to (a) the terms and conditions of the Agreement and (b) the terms and conditions of the Plan, Optionee is granted effective                     , the right and option to purchase from the Company all or part of an aggregate of                      shares of the Stock at the option price of $                     per share (the “Option” and together with all options previously granted to Optionee by the Company, the “Options”). The Option shall have a ten-year term and shall be fully vested upon issuance. The Option shall not be treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
     3. Transferability of Options. Unless otherwise approved by the Board of Directors of the Company or a duly authorized committee thereof, no Options shall be transferable or assignable by Optionee, other than by will or the laws of descent and distribution.
     4. Voluntary Retirement; Non-Election to Board of Directors. In the event that (a) Optionee shall retire from the Company’s Board of Directors or (b) Optionee shall not be reelected to the Company’s Board of Directors at a regular or special meeting of the Company’s shareholders, Optionee shall have ten (10) years from the date of grant of any Options to exercise such Options and acquire the Company’s Stock.
     5. Rights in the Event of Death or Disability.
     (a) Death. If an Optionee dies while serving as a member of the Company’s Board of Directors, all Options held by such Optionee prior to death shall remain exercisable in full and the executors or administrators or legatees or distributees of such Optionee’s estate shall have the right, at any time following the date of such Optionee’s death (but in all cases prior to the tenth (10th) anniversary of the grant date of such Options), to exercise, in whole or in part, any Option held by such Optionee at the date of such Optionee’s death.
     (b) Disability. If an Optionee terminates service as a member of the Board of Directors of the Company by reason of the “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) of such Optionee, then all Options held by such Optionee shall remain exercisable in full and the Optionee shall have the right, at any time following such termination of service (but in all cases prior to the tenth (10th) anniversary of the grant date of such Options), to exercise, in whole or in part, any Options held by such Optionee at the date of such termination of service.
     6. Optionee Bound by Terms of Applicable Stock Option Plan. Optionee hereby acknowledges receipt of a copy of the Plan, and agrees to be bound by all of the terms, conditions and provisions of the same.
     7. Governing Law. This Agreement shall be governed by and constructed in accordance with the laws of the State of Florida, without regard to its principles of conflict of laws. The parties agree that any action, suit or proceeding arising out of or relative to this Agreement or the relationship of Optionee and the Company, shall be instituted only in the state or federal courts located in Broward County in the State of Florida, and each party waives any objection which such party may now or hereafter have to such venue or jurisdictional court in any action, suit, or proceeding. Any and all services of process and any other notice in any such action, suit or proceeding shall be effective against any party if given by mail (registered or certified where possible, return receipt requested), postage prepaid, mailed to such party at the address set forth herein.
     8. Severability. The invalidity or enforceability of any one or more provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.
     9. Notices. All notices or other communications with respect to the Options shall be deemed given and delivered in person or by facsimile transmission, telefaxed, or mailed by registered or certified mail (return receipt requested, postage prepaid) to the Company’s Stock Option Administrator at the following address (or such other address, as shall be specified by like notice of a change of address shall be effective upon receipt):
Stock Option Administrator
Republic Services, Inc.
110 Southeast 6th Street, 28th Floor
Fort Lauderdale, FL 33301
     10. Binding Effect. Subject to the limitation stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company and to Optionee’s heirs, legatees, distributees and personal representatives.
     11. Conflict with Terms of Plan. In the event that any provision of this Agreement should conflict with any provision of the Plan, the Plan shall govern and be controlling.

     12. Integration. This Agreement supersedes all prior agreements and understanding between the Company and Optionee relating to the grant of the Options.
     13. Preliminary Statements. The Preliminary Statements set forth on the first page of this Agreement are true and correct and are hereby incorporated and made a part of this Agreement.
     14. Waiver. The failure of any party at any time to require strict performance of any condition, promise, agreement or understanding set forth herein shall not be construed as a waiver or relinquishment of the right to require strict performance of the same condition, promise, agreement or understanding at a subsequent time.
     IN WITNESS WHEREOF, the parties hereto have executed the Agreement.

REPUBLIC SERVICES, INC. Stock Option Administrator	OPTIONEE
Signature

Date:

Print or Type Name

Street Address

City, State, Zip

Telephone Number

Social Security Number

Date

3